Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 28, 1998, included in TV Guide, Inc.'s Form 8-K dated February 24, 1999 that included News America Publications Inc.'s combined financial statements for the years ended June 30, 1998, 1997 and 1996, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

New York, New York
July 2, 1999